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     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Blue Chip Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0                7,371,362         24.74


     Class B      0                 0                6,774,186         23.46


     Class C      0                 0                348,401  23.52


     Class I      0                 0                113,680  24.89





     Evergreen Equity Income Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $3,915,753        $0.17              23,150,867  $22.97


     Class B      $438,631           $0.09             4,707,499 $22.78


     Class C      $161,839           $0.09            1,760,403       $22.75


     Class I      $5,960,704        $0.20              29,377,279     $22.97


     Class R      $6    $0.11                   49                    $22.99

















     Evergreen Growth and Income Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      1,643,941         0.08             20,209,249        21.71


     Class B      169,154  0.01             11,213,787        20.46


     Class C      97,710            0.02             5,269,794         20.46


     Class I      417,639  0.11             3,498,698         22.06





     Evergreen Large Cap Value Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $233,133 $0.05            5,107,669         $10.92


     Class B      $19,670  $0.01            2,225,261         $10.89


     Class C      $10,028  $0.01            1,103,455         $10.90


     Class I      $34,860  $0.06            615,469  $10.92





     Evergreen Mid Cap Value Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $0                $0.00            297,248  $16.09


     Class B      $0                $0.00            248,112  $15.91


     Class C      $0                $0.00            198,835  $15.90


     Class I      $0                $0.00            181,979  $16.16





     Evergreen Small Cap Value Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $0                $0               4,838,395         $22.40


     Class B      $0                $0               417,769  $22.51


     Class C      $0                $0               416,201  $22.52


     Class I      $0                $0               13,612,598        $22.92





     Evergreen Special Values Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $5,829,963        $0.18            33,725,464        $26.92


     Class B      $136,833 $0.00            8,222,178         $26.31


     Class C      $0                $0.03            5,129,833         $26.36


     Class I      $10,021,502       $0.25            41,544,640        $27.03


     Class R      $14,586  $0.21            105,827  $26.82